UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2008

SPACEHAB, Incorporated
(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12130 Galveston Road (Hwy 3), Building 1, Webster, Texas	77598
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 558-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                On February 15, 2008, the Board of Directors of SPACEHAB, Incorporated (the “Company”) elected Mr. Thomas B. Pickens, III Chairman of the Board of Directors, replacing Mr. Barry A. Williamson, who will remain as a member of the Board of Directors.

                Mr. Pickens is Chief Executive Officer of the Company and will continue in that role while assuming the additional duties of Chairman of the Board of Directors.

                The Board of Directors also appointed Mr. John A. Oliva Chairman of the Audit Committee and designated Mr. Mark Adams and Mr. Scott Nieboer, both independent directors, as members of the Audit Committee. In addition, Mr. Mark Adams, who will serve as Chairman, Mr. John Oliva, and Mr. William Readdy were appointed to serve as members of the Compensation Committee and Mr. Williamson, General (Ret.) Lance Lord, and Mr. Mark Adams, who will serve as Chairman, were appointed to serve as members of the Corporate Governance and Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

Date: February 19, 2008

	By:	/s/Brian K. Harrington
Brian K. Harrington
Senior Vice President, Chief Financial Officer, Treasurer
and Secretary